Trademark License Agreement

Place of Signing:
Date of Signing:

Licensor (Party A)
Guizhou Yibai Pharmaceutical Co., Ltd.

Licensee (Party B)
Guizhou Xingye Pharmaceutical Co., Ltd.

        According to the regulation of Article 40 of Trademark Law of the People's Republic of China (the "PRC") and Article 43 of Implementing Regulations of Trademark Law, through friendly consultations, Party A and Party B sign this Trademark License Agreement (the "Agreement") in honesty and good faith to clearly define the rights and duties of the two parties.

I.	Party A owns registered No. 1660476 trademark on medicine products in class five, and license Party B to use this Trademark on medicine products in class five:

[TRADEMARK LOGO]

II.	The term for license is from October 1 of 2003 to September 30 of 2008. After the Agreement expires, if two parties need to extend term, they can renew this Trademark License Agreement.

III.

Party A shall have the right to conduct inspections the quality of the goods on which the licensed trademark is used and Party B shall guarantee the quality of the designated goods. The measures include: blank.

IV.	Party B shall mark its enterprise name and the place where the products are made on the goods that use the registered trademark.

V.	Party B shall not change arbitrarily the wording, the figure and their combination of licensed trademark, and shall not use the licensed trademark in respect of goods beyond the scope of the goods.

VI.	Without Party A's authorization, Party B shall not be allowed to license the licensed trademark to a third party for any method and reason.

VII.	The way of providing labels of the licensed trademark: blank

VIII.	The license fee and payment way: blank

IX.

If the contract expires in advance, Party A and Party B should inform with written notice Trademark Office of the State Administration for Industry and Commerce of People's Republic of China (the "Trademark Office"), and their local Administrative Department for Industry and Commerce respectively within one month of the termination of this Agreement

X.	Distribute resolution: blank

XI.	Other matters:

The contract has blank copies; within three months from the signature date, Party A and Party B shall deliver the copy of this Agreement to their local Administrative Department for Industry and Commerce respectively for examination, and Party A is responsible for submit and file this Agreement to the Trademark Office.

Licensor (Party A)

Guizhou Yi Bai Pharmaceutical Co., Ltd.

By: /s/ Dou Qiling
Dou Qiling, Legal Representative

Licensee (Party B)

Guizhou Xingye Pharmaceutical Co., Ltd.

By: /s/ Du Fu
Du Fu, Legal Representative

September 10 of 2003